Exhibit 99.1

NEWS RELEASE

Lincoln Financial Group Responds to Inquiries Regarding MONY

     Philadelphia, PA, Feb. 19, 2004 — In a recent court opinion it was disclosed that Lincoln Financial Group (NYSE:LNC) sent letters in 2001 and 2003 to MONY Group regarding a potential transaction. The opinion, dated Feb. 17, 2004, was issued by the Court of Chancery of the State of Delaware in connection with the proposed acquisition of MONY Group by AXA Financial. As stated in the 2003 letter and reaffirmed today, Lincoln has no intention of interfering with MONY’s current proposed transaction. Further, there has been no communication between senior management of Lincoln Financial Group and MONY Group regarding a potential transaction since the October 2003 letter. Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $107 billion and had consolidated revenues of $5.3 billion in 2003. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

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Media/Investor Contact:	Priscilla Brown
(215) 448-1422
psbrown@LFG.com

Media:	Rob Fleener
(215) 448-1455
rfleener@LFG.com

Investor:	Jim Sjoreen
(215) 448-1420
jsjoreen@LFG.com